Exhibit 99.1

HUNTINGTON BANCSHARES INCORPORATED
ADDENDUM TO STOCK OPTION AGREEMENTS

This Addendum to Stock Option Agreements (this “Addendum”) entered into by and between Huntington Bancshares Incorporated, a Maryland Corporation (the “Company”), and Ronald C. Baldwin, an executive officer with the Company (“Mr. Baldwin”), is effective as of December 7, 2006 (“Effective Date”).

RECITALS

WHEREAS, Mr. Baldwin is terminating his service with the Company as of December 31, 2006; and

WHEREAS, in consideration for agreeing to the terms of this Addendum, the Compensation Committee (the “Committee”) of the Company has determined that, only for purposes of the 2001 Stock and Long Term Incentive Plan (the “2001 Stock Plan”), and the 2004 Stock and Long Term Incentive Plan (the “2004 Stock Plan”), Mr. Baldwin’s termination is a “Retirement;” and

WHEREAS, Mr. Baldwin has been granted stock options under the 2001 Stock Plan and the 2004 Stock Plan (collectively, the “Stock Plans”); and

WHEREAS, the Company and Mr. Baldwin desire to have a method for Mr. Baldwin to exercise his options, as identified in the attached Schedule A, in a manner that is consistent with the terms of both the 2001 Stock Plan and 2004 Stock Plan, and, if applicable, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), by making exercise of the options more restrictive than otherwise required under the Stock Plans.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Exercise of Options—General.

(a) Mr. Baldwin agrees to exercise his options in accordance with the attached Schedule A. Upon exercise of the options, Mr. Baldwin will receive a distribution of cash or stock as soon as practicable after the date of exercise, but in no event any later than December 31 of the year of exercise.

(b) Mr. Baldwin may exercise all or any part of an option at any time during the calendar year specified in Schedule A. If Mr. Baldwin fails to exercise the option by December 15 of the year specified in Schedule A, the unexercised portion of the option shall be forfeited, and Mr. Baldwin will have no ability to complete the exercise in a later year.

2. Exercise of Options – Change In Control.

Upon a Change in Control of the Company, this Addendum shall remain binding on the successor company, and Mr. Baldwin shall exercise his outstanding options in accordance with the attached Schedule A.

3. Exercise of Options – Death.

Upon Mr. Baldwin’s death, Mr. Baldwin’s options shall become exercisable in full. Mr. Baldwin’s beneficiary (or his estate in the absence of a beneficiary designation) shall have until the earlier of the following dates to exercise such options: (a) the later of (1) December 31 of the year of Mr. Baldwin’s death or (2) the 15th day of the third month after the date of Mr. Baldwin’s death, or (b) the original expiration date of the options.

4. Plans Control; Amendment.

This Addendum is subject to the terms of the 2001 Stock Plan and 2004 Stock Plan, and unless a specific provision in this Addendum is contrary to the terms of the 2001 Stock Plan or 2004 Stock Plan, the respective Stock Plans control this Addendum. For purposes of this Addendum, the terms defined in the 2001 Stock Plan and 2004 Stock Plan not otherwise defined in this Addendum shall have the meanings so defined in the respective Stock Plan. Except as otherwise provided in this Addendum, no amendment or modification of the terms of this Addendum shall be binding on the parties hereto unless to writing and signed by Mr. Baldwin and the Company.

5. Administration.

The authority to manage and control the operation and administration of this Addendum shall be vested in the Committee, and the Committee shall have all powers with respect to this Addendum as it has with respect to the 2001 Stock Plan and 2004 Stock Plan. Any interpretation of the Addendum by the Committee and any decision made by the Committee with respect to the Addendum are final and binding.

6. Tax Advisor.

Nothing contained in this Addendum is intended, nor shall it be construed, as providing tax advice to Mr. Baldwin regarding the tax consequences of the Addendum. The Company urges Mr. Baldwin to consult his own personal tax advisor to determine the particular tax consequences of this Addendum, including the effect of federal, state and local taxes, and any changes in the tax laws from the date of this Addendum.

7. Expenses.

Costs of the administration of this Addendum will be paid by the Company.

8. Waiver.

No waiver by any party at anytime or any breach by any other party or compliance with any condition or provision of this Addendum to be performed by any other party shall be deemed a waiver of any other provisions or conditions at the same time or any prior or subsequent time.

9. Governing Law, Assignment, Binding Affect.

This Addendum shall be governed by the laws of the State of Ohio, except to the extent preempted by federal law. The obligations of the Company under this Addendum shall be binding upon any successor company or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor, corporation or organization succeeding to substantially all of the assets and businesses of the Company. This Addendum shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

10. Tax Compliance.

If Section 409A of the Code is applicable to this Addendum, the terms of this Addendum shall be interpreted in accordance with Section 409A of the Code and shall be administered accordingly. Further, the Company and Mr. Baldwin may mutually agree to modify the terms of this Addendum if they reasonably believe that such modification is necessary to avoid the imposition of the penalty tax and interest under Section 409A(a)(1)(B) of the Code.

Notwithstanding any other provision of this Addendum, if there is a determination that any provision of this Addendum or the exercise of any options under this Addendum causes Mr. Baldwin to incur a penalty tax and interest on such amounts under Section 409A(a)(1)(B) of the Code, all outstanding vested options shall become fully exercisable.  All unvested options shall continue to vest as provided under the Stock Plans and Award Agreements between Mr. Baldwin and the Company.  In such a case, Mr. Baldwin will have until the earlier of the following dates to exercise his outstanding vested options:  (a) the later of (1) December 31 of the year in which a final determination is made that Mr. Baldwin owes such penalty tax and interest or (2) the 15th day of the third month after the date that such final determination is made, or (b) the original expiration date of the options.  With respect his unvested options, Mr. Baldwin shall have until the earlier of the following dates to exercise such options:  (a) the later of (1) December 31 of the calendar year in which the options vested or (2) the 15th day of the 3rd month after the date the options vest; or (b) the original expiration date of the options.

      If the application of Section 409A of the Code to this Addendum causes the assessment of Section 409A of the Code penalty tax and interest against Mr. Baldwin, the Company shall defend Mr. Baldwin against the assessment of such penalty tax and interest at the Company’s expense. Additionally, the Company shall pay to Mr. Baldwin the amount of all accrued penalty taxes and interest that Mr. Baldwin owes due to the application of Section 409A of the Code to this Addendum. Notwithstanding the foregoing, the Company will not compensate Mr. Baldwin for any federal, state, or local income or other taxes that Mr. Baldwin owes as a result of the exercise of the options, and the Company shall be permitted to withhold an amount sufficient to satisfy such taxes required by law to be withheld with respect to the exercise of the options; provided, however, that the Company will pay an additional amount to Mr. Baldwin to compensate Mr. Baldwin for all taxes (including federal, state and local income or other taxes) that are incurred as a result of the payment of accrued penalty tax and interest made pursuant to the previous sentence.  Notwithstanding the foregoing, Mr. Baldwin will not vest in such payments from the Company until the date that a final determination is made that such amounts are owed.  The Company shall pay such amounts as soon as practicable after the final determination is made regarding the penalty tax and interest but in no event later than the 15th day of the 3rd month after the date in which the final determination is made that Mr. Baldwin owes penalty tax and interest under Section 409A of the Code.

11. Signing Capacity.

Mr. Baldwin is signing this Addendum in both an individual and fiduciary capacity.

12. No Shareholder Voting Rights.

Nothing in this Addendum may be construed to give Mr. Baldwin shareholder voting rights in the Company with respect to any Shares until he receives such Shares upon the exercise of any option.

13. Severability.

In the event that any provision of this Addendum is held illegal or invalid, the remaining provisions of this Addendum shall not be affected thereby.

In witness whereof, the parties have signed this Addendum as of the Effective Date.

Company:

HUNTINGTON BANCSHARES INCORPORATED

By:/s/ Thomas E. Hoaglin
Chief Executive Officer

Ronald C. Baldwin

By:/s/ Ronald C. Baldwin

SCHEDULE A

Ronald C. Baldwin — Addendum to Stock Option Agreements
Stock Option Fixed Exercise/Distribution Schedule

Stock			Expiration	Number		Fixed
Option	Date		Date Set at	Options	Option	Exercise
Number*	Granted	Plan	Grant	Granted	Price	Year
005177	05/16/2001	2001	05/16/2011	20,202	$14.8500	2007
014569	07/16/2002	2001	07/16/2012	5,509	$18.1500	2007
023911	07/15/2003	2001	07/15/2013	4,900	$20.4075	2007
014521	02/13/2002	2001	02/13/2012	49,200	$17.9200	2009
034880	05/16/2001	2001	05/16/2011	73,688	$14.8500	2010
034881	05/16/2001	2001	05/16/2011	31,110	$14.8500	2010
006579	09/04/2001	2001	09/04/2011	400	$17.9900	2010
026104	07/08/2004	2004	07/08/2011	90,658	$23.0300	2010
026103	07/08/2004	2004	07/08/2011	4,342	$23.0300	2010
014570	07/16/2002	2001	07/16/2012	104,491	$18.1500	2011
026172	07/19/2005	2004	07/19/2012	90,944	$24.6500	2011
026171	07/19/2005	2004	07/19/2012	4,056	$24.6500	2011
023912	07/15/2003	2001	07/15/2013	105,100	$20.4075	2012

TOTALS				584,600

*Current option numbers used for tracking stock options on E-Trade’s Equity Edge Stock Administration System. Option numbers are subject to change from time to time for administrative reasons; however, the underlying option terms remain the same.